Filed Pursuant to Rule 433
Registration No. 333-149075
Registration No. 333-149075-02

FREE WRITING PROSPECTUS

$980,000,000

CarMax Auto Owner Trust 2009-1

Issuing Entity

	Initial Principal Amount	Interest Rate	Final Scheduled Payment Date(3)
Class A-1 Asset Backed Notes(1)		$182,000,000%	May 7, 2010
Class A-2 Asset Backed Notes(1)		$254,000,000%	November 15, 2011
Class A-3 Asset Backed Notes(1)		$260,000,000%	March 15, 2013
Class A-4 Asset Backed Notes(1)		$144,000,000%	December 16, 2013
Class B Asset Backed Notes(2)		$106,500,000%	October 15, 2014
Class C Asset Backed Notes(2)		$33,500,000%	September 15, 2015

(1)	On the closing date, the class A-1 notes, the class A-2 notes, the class A-3 notes and the class A-4 notes will be “eligible collateral” under the Federal Reserve Bank of New York’s Term Asset-Backed Securities Loan Facility and, together with the receivables, will satisfy all applicable criteria for asset-backed securities relating to “prime auto retail loans” under TALF.
(2)	The class B notes and the class C notes are not being offered by the prospectus supplement referenced below. The class B notes and the class C notes initially will be held by an affiliate of the issuing entity and may be offered from time to time as described under “Underwriting” in the prospectus supplement referenced below.
(3)	Payments on the notes will be made on each distribution date to holders of record as of the fourteenth day of the calendar month in which the distribution date occurs or, if definitive notes are issued, the close of business on the last day of the prior calendar month. A record date of May 6, 2010 will apply for the final scheduled payment date of May 7, 2010 relating to the class A-1 notes.

CarMax Business Services, LLC Sponsor and Servicer CarMax Auto Funding LLC Depositor

Additional Information Statement, dated April 6, 2009

to

Preliminary Prospectus Supplement, dated April 1, 2009

to

Prospectus, dated April 1, 2009

This Additional Information Statement should be read in conjunction with the Preliminary Prospectus Supplement, dated April 1, 2009, and the Prospectus, dated April 1, 2009.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Additional Information Statement and the preliminary prospectus supplement or the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (800) 294-1322.

Joint Bookrunners of the Class A Notes

Banc of America Securities LLC	J.P. Morgan

Co-Managers of the Class A Notes
Barclays Capital	Wachovia Securities

The date of this Additional Information Statement is April 6, 2009

Capitalized terms used and not defined in this Additional Information Statement have the meanings assigned to them in the preliminary prospectus supplement referenced above or the prospectus referenced above, as applicable. The information in the preliminary prospectus supplement referenced above on the pages and in the sections identified below is hereby updated as follows:

FRONT COVER PAGE:

•	The total initial principal amount of the Notes indicated on the top line of the front cover page should read:

$980,000,000

•	The initial principal amount of each class of Notes indicated in the table under the issuing entity’s name on the front cover page should read:

Class A-1 Asset Backed Notes	$182,000,000
Class A-2 Asset Backed Notes	$254,000,000
Class A-3 Asset Backed Notes	$260,000,000
Class A-4 Asset Backed Notes	$144,000,000
Class B Asset Backed Notes	$106,500,000
Class C Asset Backed Notes	$33,500,000

•	The final scheduled payment date for the Class A-1 Asset Backed Notes indicated in the table under the issuing entity’s name on the front cover should read May 7, 2010.

SUMMARY OF THE NOTES AND THE TRANSACTION STRUCTURE:

•	The first two paragraphs under “Summary of the Notes and the Transaction Structure—Terms of the Notes” should read:

The following classes of notes are being offered by this prospectus supplement:

Note Class	Aggregate Principal Amount	Interest Rate Per Annum
A-1		$182,000,000%
A-2		$254,000,000%
A-3		$260,000,000%
A-4		$144,000,000%

The trust will also issue $106,500,000 of class B         % asset backed notes and $33,500,000 of class C         % asset backed notes, which are not being offered by this prospectus supplement. The class B notes and the class C notes initially will be held by CarMax Funding or one of its affiliates.

•	The last sentence under “Summary of the Notes and the Transaction Structure—Statistical Calculation Date” should read:

The receivables transferred to the trust on the closing date will have an aggregate principal balance of not less than $1,000,000,000 as of the cutoff date.

•

The Final Scheduled Distribution Date for the Class A-1 Notes in the table following the fourth paragraph under “Summary of the Notes and the Transaction Structure—Principal Payments” should read May 7, 2010.

•	The second sentence of the first paragraph under “Summary of the Notes and the Transaction Structure—Credit Enhancement—Reserve Account” should read:

The reserve account will be initially funded with a deposit of $5,000,000 made by CarMax Funding on the closing date.

•	The first sentence of the third paragraph under “Summary of the Notes and the Transaction Structure—Credit Enhancement—Reserve Account” should read:

The amount required to be on deposit in the reserve account on any distribution date will equal the lesser of:

•	$10,000,000; and

•	the aggregate principal amount of the notes;

provided, however, that the required amount will be zero if the aggregate outstanding principal balance of the receivables as of the last day of the related collection period is zero.

THE TRANSACTION PARTIES:

•	The table under “The Transaction Parties—The Issuing Entity—Capitalization of the Trust” should read:

The following table illustrates the expected capitalization of the Trust as of the Closing Date:

Class A-1 Notes	$182,000,000
Class A-2 Notes	254,000,000
Class A-3 Notes	260,000,000
Class A-4 Notes	144,000,000
Class B Notes	106,500,000
Class C Notes	33,500,000
Capital Contribution	1,000

Total	$980,001,000

THE RECEIVABLES:

•	The third sentence of the second paragraph under “The Receivables” should read:

The Receivables transferred to the Trust on the Closing Date will have a Pool Balance of not less than $1,000,000,000 as of the Cutoff Date.

MATURITY AND PREPAYMENT CONSIDERATIONS:

•	The fourth bullet point in the fourth paragraph under “Maturity and Prepayment Considerations—Weighted Average Lives of the Notes” should read:

the initial principal amount of the Class A-1 Notes is $182,000,000, the initial principal amount of the Class A-2 Notes is $254,000,000, the initial principal amount of the Class A-3 Notes is $260,000,000, the initial principal amount of the Class A-4 Notes is $144,000,000, the initial principal amount of the Class B Notes is $106,500,000 and the initial principal amount of the Class C Notes is $33,500,000;

•	The fifteenth bullet point in the fourth paragraph under “Maturity and Prepayment Considerations—Weighted Average Lives of the Notes” should read:

the balance in the Reserve Account is initially $5,000,000 and on each Distribution Date is equal to the Required Reserve Account Amount; and

•	The table following the sixth paragraph under “Maturity and Prepayment Considerations—Weighted Average Lives of the Notes” should read:

Pool	Aggregate Principal Balance	Weighted Average Contract Rate	Weighted Average Original Term to Maturity (in months)	Weighted Average Remaining Term to Maturity (in months)
1	$44,912,709.08	7.037%	56	19
2	15,537,726.16	12.713%	57	18
3	33,078,588.86	7.674%	49	43
4	12,934,305.92	12.173%	49	43
5	189,532,932.22	7.365%	60	55
6	173,689,082.09	9.408%	61	55
7	109,556,337.28	13.441%	61	56
8	32,664,348.76	7.907%	71	65
9	161,337,760.77	9.728%	71	66
10	226,756,208.86	13.593%	71	67

Total:	$1,000,000,000.00

•

The tables titled “Percent of Initial Note Principal Amount at Various ABS Percentages” following the seventh paragraph under “Maturity and Prepayment Considerations—Weighted Average Lives of the Notes” should read:

Percent of Initial Note Principal Amount at Various ABS Percentages

	Class A-1 Notes				Class A-2 Notes
Distribution Date	1.00%	1.30%	1.50%	1.70%	1.00%	1.30%	1.50%	1.70%
Closing Date	100%	100%	100%	100%	100%	100%	100%	100%
May 2009	86%	84%	82%	81%	100%	100%	100%	100%
June 2009	69%	65%	62%	59%	100%	100%	100%	100%
July 2009	52%	46%	42%	38%	100%	100%	100%	100%
August 2009	39%	31%	26%	20%	100%	100%	100%	100%
September 2009	25%	16%	10%	3%	100%	100%	100%	100%
October 2009	12%	1%	0%	0%	100%	100%	96%	90%
November 2009	0%	0%	0%	0%	99%	91%	84%	78%
December 2009	0%	0%	0%	0%	90%	80%	73%	66%
January 2010	0%	0%	0%	0%	81%	70%	63%	55%
February 2010	0%	0%	0%	0%	72%	60%	52%	43%
March 2010	0%	0%	0%	0%	63%	50%	42%	32%
April 2010	0%	0%	0%	0%	54%	41%	32%	22%
May 2010	0%	0%	0%	0%	45%	31%	22%	11%
June 2010	0%	0%	0%	0%	37%	22%	12%	1%
July 2010	0%	0%	0%	0%	28%	13%	2%	0%
August 2010	0%	0%	0%	0%	20%	4%	0%	0%
September 2010	0%	0%	0%	0%	11%	0%	0%	0%
October 2010	0%	0%	0%	0%	3%	0%	0%	0%
November 2010	0%	0%	0%	0%	0%	0%	0%	0%
December 2010	0%	0%	0%	0%	0%	0%	0%	0%
January 2011	0%	0%	0%	0%	0%	0%	0%	0%
February 2011	0%	0%	0%	0%	0%	0%	0%	0%
March 2011	0%	0%	0%	0%	0%	0%	0%	0%
April 2011	0%	0%	0%	0%	0%	0%	0%	0%
May 2011	0%	0%	0%	0%	0%	0%	0%	0%
June 2011	0%	0%	0%	0%	0%	0%	0%	0%
July 2011	0%	0%	0%	0%	0%	0%	0%	0%
August 2011	0%	0%	0%	0%	0%	0%	0%	0%
September 2011	0%	0%	0%	0%	0%	0%	0%	0%
October 2011	0%	0%	0%	0%	0%	0%	0%	0%
November 2011	0%	0%	0%	0%	0%	0%	0%	0%
December 2011	0%	0%	0%	0%	0%	0%	0%	0%
January 2012	0%	0%	0%	0%	0%	0%	0%	0%
February 2012	0%	0%	0%	0%	0%	0%	0%	0%
March 2012	0%	0%	0%	0%	0%	0%	0%	0%
April 2012	0%	0%	0%	0%	0%	0%	0%	0%
May 2012	0%	0%	0%	0%	0%	0%	0%	0%
June 2012	0%	0%	0%	0%	0%	0%	0%	0%
July 2012	0%	0%	0%	0%	0%	0%	0%	0%
August 2012	0%	0%	0%	0%	0%	0%	0%	0%
September 2012	0%	0%	0%	0%	0%	0%	0%	0%
October 2012	0%	0%	0%	0%	0%	0%	0%	0%
November 2012	0%	0%	0%	0%	0%	0%	0%	0%
December 2012	0%	0%	0%	0%	0%	0%	0%	0%
January 2013	0%	0%	0%	0%	0%	0%	0%	0%
February 2013	0%	0%	0%	0%	0%	0%	0%	0%
March 2013	0%	0%	0%	0%	0%	0%	0%	0%
April 2013	0%	0%	0%	0%	0%	0%	0%	0%
May 2013	0%	0%	0%	0%	0%	0%	0%	0%
Weighted Average Life (In Years) to Call	0.32	0.29	0.27	0.25	1.09	0.97	0.90	0.83
Weighted Average Life (In Years) to Maturity	0.32	0.29	0.27	0.25	1.09	0.97	0.90	0.83

Percent of Initial Note Principal Amount at Various ABS Percentages

	Class A-3 Notes				Class A-4 Notes
Distribution Date	1.00%	1.30%	1.50%	1.70%	1.00%	1.30%	1.50%	1.70%
Closing Date	100%	100%	100%	100%	100%	100%	100%	100%
May 2009	100%	100%	100%	100%	100%	100%	100%	100%
June 2009	100%	100%	100%	100%	100%	100%	100%	100%
July 2009	100%	100%	100%	100%	100%	100%	100%	100%
August 2009	100%	100%	100%	100%	100%	100%	100%	100%
September 2009	100%	100%	100%	100%	100%	100%	100%	100%
October 2009	100%	100%	100%	100%	100%	100%	100%	100%
November 2009	100%	100%	100%	100%	100%	100%	100%	100%
December 2009	100%	100%	100%	100%	100%	100%	100%	100%
January 2010	100%	100%	100%	100%	100%	100%	100%	100%
February 2010	100%	100%	100%	100%	100%	100%	100%	100%
March 2010	100%	100%	100%	100%	100%	100%	100%	100%
April 2010	100%	100%	100%	100%	100%	100%	100%	100%
May 2010	100%	100%	100%	100%	100%	100%	100%	100%
June 2010	100%	100%	100%	100%	100%	100%	100%	100%
July 2010	100%	100%	100%	92%	100%	100%	100%	100%
August 2010	100%	100%	93%	82%	100%	100%	100%	100%
September 2010	100%	95%	85%	73%	100%	100%	100%	100%
October 2010	100%	87%	76%	65%	100%	100%	100%	100%
November 2010	95%	79%	68%	56%	100%	100%	100%	100%
December 2010	88%	71%	60%	48%	100%	100%	100%	100%
January 2011	81%	64%	52%	40%	100%	100%	100%	100%
February 2011	75%	57%	45%	32%	100%	100%	100%	100%
March 2011	68%	50%	37%	25%	100%	100%	100%	100%
April 2011	61%	43%	30%	17%	100%	100%	100%	100%
May 2011	55%	36%	23%	10%	100%	100%	100%	100%
June 2011	48%	29%	16%	3%	100%	100%	100%	100%
July 2011	42%	23%	10%	0%	100%	100%	100%	93%
August 2011	36%	16%	3%	0%	100%	100%	100%	81%
September 2011	30%	10%	0%	0%	100%	100%	94%	69%
October 2011	24%	4%	0%	0%	100%	100%	84%	59%
November 2011	18%	0%	0%	0%	100%	97%	73%	48%
December 2011	12%	0%	0%	0%	100%	86%	62%	37%
January 2012	6%	0%	0%	0%	100%	76%	52%	27%
February 2012	1%	0%	0%	0%	100%	66%	41%	17%
March 2012	0%	0%	0%	0%	91%	56%	32%	7%
April 2012	0%	0%	0%	0%	82%	47%	23%	0%
May 2012	0%	0%	0%	0%	72%	37%	14%	0%
June 2012	0%	0%	0%	0%	62%	28%	5%	0%
July 2012	0%	0%	0%	0%	53%	19%	0%	0%
August 2012	0%	0%	0%	0%	43%	11%	0%	0%
September 2012	0%	0%	0%	0%	34%	2%	0%	0%
October 2012	0%	0%	0%	0%	25%	0%	0%	0%
November 2012	0%	0%	0%	0%	16%	0%	0%	0%
December 2012	0%	0%	0%	0%	8%	0%	0%	0%
January 2013	0%	0%	0%	0%	0%	0%	0%	0%
February 2013	0%	0%	0%	0%	0%	0%	0%	0%
March 2013	0%	0%	0%	0%	0%	0%	0%	0%
April 2013	0%	0%	0%	0%	0%	0%	0%	0%
May 2013	0%	0%	0%	0%	0%	0%	0%	0%
Weighted Average Life (In Years) to Call	2.20	1.97	1.83	1.71	3.32	3.02	2.82	2.62
Weighted Average Life (In Years) to Maturity	2.20	1.97	1.83	1.71	3.32	3.02	2.82	2.62

Percent of Initial Note Principal Amount at Various ABS Percentages

	Class B Notes				Class C Notes
Distribution Date	1.00%	1.30%	1.50%	1.70%	1.00%	1.30%	1.50%	1.70%
Closing Date	100%	100%	100%	100%	100%	100%	100%	100%
May 2009	100%	100%	100%	100%	100%	100%	100%	100%
June 2009	100%	100%	100%	100%	100%	100%	100%	100%
July 2009	100%	100%	100%	100%	100%	100%	100%	100%
August 2009	100%	100%	100%	100%	100%	100%	100%	100%
September 2009	100%	100%	100%	100%	100%	100%	100%	100%
October 2009	100%	100%	100%	100%	100%	100%	100%	100%
November 2009	100%	100%	100%	100%	100%	100%	100%	100%
December 2009	100%	100%	100%	100%	100%	100%	100%	100%
January 2010	100%	100%	100%	100%	100%	100%	100%	100%
February 2010	100%	100%	100%	100%	100%	100%	100%	100%
March 2010	100%	100%	100%	100%	100%	100%	100%	100%
April 2010	100%	100%	100%	100%	100%	100%	100%	100%
May 2010	100%	100%	100%	100%	100%	100%	100%	100%
June 2010	100%	100%	100%	100%	100%	100%	100%	100%
July 2010	100%	100%	100%	100%	100%	100%	100%	100%
August 2010	100%	100%	100%	100%	100%	100%	100%	100%
September 2010	100%	100%	100%	100%	100%	100%	100%	100%
October 2010	100%	100%	100%	100%	100%	100%	100%	100%
November 2010	100%	100%	100%	100%	100%	100%	100%	100%
December 2010	100%	100%	100%	100%	100%	100%	100%	100%
January 2011	100%	100%	100%	100%	100%	100%	100%	100%
February 2011	100%	100%	100%	100%	100%	100%	100%	100%
March 2011	100%	100%	100%	100%	100%	100%	100%	100%
April 2011	100%	100%	100%	100%	100%	100%	100%	100%
May 2011	100%	100%	100%	100%	100%	100%	100%	100%
June 2011	100%	100%	100%	100%	100%	100%	100%	100%
July 2011	100%	100%	100%	100%	100%	100%	100%	100%
August 2011	100%	100%	100%	100%	100%	100%	100%	100%
September 2011	100%	100%	100%	100%	100%	100%	100%	100%
October 2011	100%	100%	100%	100%	100%	100%	100%	100%
November 2011	100%	100%	100%	100%	100%	100%	100%	100%
December 2011	100%	100%	100%	100%	100%	100%	100%	100%
January 2012	100%	100%	100%	100%	100%	100%	100%	100%
February 2012	100%	100%	100%	100%	100%	100%	100%	100%
March 2012	100%	100%	100%	100%	100%	100%	100%	100%
April 2012	100%	100%	100%	98%	100%	100%	100%	100%
May 2012	100%	100%	100%	86%	100%	100%	100%	100%
June 2012	100%	100%	100%	74%	100%	100%	100%	100%
July 2012	100%	100%	95%	63%	100%	100%	100%	100%
August 2012	100%	100%	84%	0%	100%	100%	100%	0%
September 2012	100%	100%	73%	0%	100%	100%	100%	0%
October 2012	100%	92%	63%	0%	100%	100%	100%	0%
November 2012	100%	81%	0%	0%	100%	100%	0%	0%
December 2012	100%	71%	0%	0%	100%	100%	0%	0%
January 2013	100%	62%	0%	0%	100%	100%	0%	0%
February 2013	89%	0%	0%	0%	100%	0%	0%	0%
March 2013	79%	0%	0%	0%	100%	0%	0%	0%
April 2013	68%	0%	0%	0%	100%	0%	0%	0%
May 2013	0%	0%	0%	0%	0%	0%	0%	0%
Weighted Average Life (In Years) to Call	4.03	3.76	3.52	3.27	4.09	3.84	3.59	3.34
Weighted Average Life (In Years) to Maturity	4.21	3.92	3.68	3.42	5.04	4.72	4.45	4.11

DESCRIPTION OF THE NOTES:

•	The first bullet point in the first paragraph under “Description of the Notes—Payments of Principal—Final Scheduled Distribution Dates” should read:

May 7, 2010 for the Class A-1 Notes;

UNDERWRITING:

•	The table following the first paragraph under “Underwriting” should read:

Underwriters	Principal Amount of Class A-1 Notes		Principal Amount of Class A-2 Notes		Principal Amount of Class A-3 Notes		Principal Amount of Class A-4 Notes
Banc of America Securities LLC	$		$		$		$
J.P. Morgan Securities, Inc.
Barclays Capital Inc.
Wachovia Capital Markets, LLC

Total		$182,000,000		$254,000,000		$260,000,000		$144,000,000

•	The fourth paragraph under “Underwriting” should read:

In addition, the Seller will pay the joint bookrunners of the Class A Notes a structuring fee in the aggregate amount of $             on the Closing Date.

GLOSSARY OF TERMS:

•	The following defined terms should read:

“Class A-1 Notes” means the $182,000,000 aggregate principal amount of the Trust’s Class A-1             % Asset Backed Notes.

“Class A-2 Notes” means the $254,000,000 aggregate principal amount of the Trust’s Class A-2         % Asset Backed Notes.

“Class A-3 Notes” means the $260,000,000 aggregate principal amount of the Trust’s Class A-3         % Asset Backed Notes.

“Class A-4 Notes” means the $144,000,000 aggregate principal amount of the Trust’s Class A-4         % Asset Backed Notes.

“Class B Notes” means the $106,500,000 aggregate principal amount of the Trust’s Class B         % Asset Backed Notes.

“Class C Notes” means the $33,500,000 aggregate principal amount of the Trust’s Class C         % Asset Backed Notes.

“Distribution Date” means the date on which the Trust will pay interest and principal on the Notes, which will be the 15th day of each month or, if any such day is not a Business Day, the next Business Day, commencing May 15, 2009; provided, however, that the Trust will pay interest and principal on the Class A-1 Notes on the Final Scheduled Payment Date for the Class A-1 Notes.

“Required Reserve Account Amount” means, for any Distribution Date, the lesser of $10,000,000 and the aggregate principal amount of the Notes; provided, however, that the Required Reserve Account Amount will be zero if the Pool Balance as of the last day of the related Collection Period is zero.

“Reserve Account Initial Deposit” means $5,000,000.

BACK COVER PAGE:

•	The initial principal amount of each class of Class A Notes indicated in the table under the depositor’s name on the back cover page should read:

$182,000,000	% Class A-1 Asset Backed Notes
$254,000,000	% Class A-2 Asset Backed Notes
$260,000,000	% Class A-3 Asset Backed Notes
$144,000,000	% Class A-4 Asset Backed Notes